UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 18, 2009

DENNY’S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

203 East Main Street
Spartanburg, South Carolina 29319-0001
(Address of principal executive offices)
(Zip Code)

(864) 597-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 18, 2009, Denny’s Corporation (the “Company”) announced the resignations of Janis S. Emplit, the Company’s Executive Vice President and Chief Operating Officer, and Mark E. Chmiel, the Company’s Executive Vice President, Chief Marketing and Innovations Officer. Pursuant to these resignations, Ms. Emplit’s employment with the Company will end on December 23, 2009, and Mr. Chmiel’s employment with the Company will end on December 30, 2009.

Upon her departure, Ms. Emplit will be paid the severance benefits provided under her agreement with the Company dated February 9, 2000 (which is set forth as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2000) and the subsequent amendment to such agreement, dated December 12, 2008 (which is set forth as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008). In addition, Ms. Emplit will be eligible to receive payouts under existing incentive plans and programs as if she had remained employed until the end of the Company's fiscal year.

Upon his departure, Mr. Chmiel will be paid severance benefits pursuant to the Company’s Executive Severance Pay Plan, set forth as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 4, 2008.

On December 18, 2009, the Company issued a press release in connection with Ms. Emplit’s and Mr. Chmiel’s resignations. A copy of the press release is attached to this Current Report on Form 8-K, as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 - Press release dated December 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denny's Corporation

Date: December 21, 2009	/s/ F. Mark Wolfinger
F. Mark Wolfinger
Executive Vice President,
Chief Administrative Officer and
Chief Financial Officer